SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): JANUARY 26, 1995

                        HOUSTON INDUSTRIES INCORPORATED
             (Exact name of registrant as specified in its charter)

          TEXAS                        1-7629                   74-1885573
(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of incorporation)                                       Identification No.)

              5 POST OAK PARK
           4400 POST OAK PARKWAY
              HOUSTON, TEXAS                                  77027
 (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code: 713/629-3000

ITEM 5.     OTHER ITEMS

            On January 26, 1995, Houston Industries Incorporated (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with KBLCOM Incorporated, a Delaware corporation and a wholly owned subsidiary of the Company ("KBLCOM"), Time Warner Inc., a Delaware corporation ("Parent"), and TW KBLCOM Acquisition Corp., a Delaware corporation and a newly formed, wholly owned subsidiary of Parent ("Sub"). Pursuant to the Merger Agreement, Sub will merge (the "Merger") with and into KBLCOM and KBLCOM will become a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached hereto as
Exhibit 2(a) and is incorporated herein by reference.

            Pursuant to the Merger Agreement, upon consummation of the Merger all the issued and outstanding shares of common stock of KBLCOM will be converted into the right to receive (i) 1,000,000 fully paid and nonassessable shares of common stock of Parent, subject to adjustment, and (ii) 11,000,000 fully paid and nonassessable shares of Series D Convertible Preferred Stock of Parent (the "Series D Preferred"). The Series D Preferred is convertible into
22.9 million shares of common stock of Parent and until the earlier of conversion or the fourth anniversary of its issue pays an annual dividend of $3.75 per share. After four years, Parent will have the right to exchange the Series D Preferred for common stock of Parent at the stated conversion rate. Each share of the capital stock of Sub issued and outstanding immediately prior to the effective time of the Merger will be converted into and become one share of common stock of the surviving corporation. In addition, at the closing Parent will purchase from the Company for cash KBLCOM's indebtedness estimated to be approximately $600 million, subject to adjustment for changes in or levels of specified indebtedness and liabilities, working capital, capital expenditures and related items.

            The Merger is conditioned upon, among other things, (i) the parties obtaining certain necessary consents of governmental entities, (ii) the absence of any change that might have a material adverse effect on KBLCOM or Parent,
(iii) the absence of any material litigation and (iv) the expiration or termination of the waiting period under the Hart-Scott- Rodino Antitrust Improvement Act of 1976, as amended.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            The following exhibits are filed herewith:

                   2(a) -- Agreement and Plan of Merger dated as of January 26, 1995 among KBLCOM Incorporated, Houston Industries Incorporated, Time Warner Inc. and TW KBLCOM Acquisition Corp., including all exhibits and a list of schedules thereto.

                                      -2-

                  99(a) -- Joint press release issued by Houston Industries Incorporated and Time Warner Inc. dated January 27, 1995.
                                      -3-

                                   SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                               HOUSTON INDUSTRIES INCORPORATED

Date: January 30, 1995                         By: /s/ MARY P. RICCIARDELLO
                                                       Mary P. Ricciardello
                                                       COMPTROLLER
                                      -4-

                                 EXHIBIT INDEX
EXHIBIT
NUMBER                             DESCRIPTION                            PAGE

2(a)       Agreement and Plan of Merger dated as of January 26,
           1995 among KBLCOM Incorporated, Houston Industries
           Incorporated, Time Warner Inc., and TW KBLCOM
           Acquisition Corporation, including all exhibits and a list of schedules thereto.

99(a)      Joint press release issued by Houston Industries
           Incorporated and Time Warner Inc. dated January 27,
           1995.
                                      -5-